Exhibit 10.11

SUBORDINATION AGREEMENT

This Subordination Agreement (as amended, restated, modified and/or supplemented from time to time, this “Agreement”) is entered into as of the 29th day of February, 2008, by and among Applied Digital Solutions, Inc., a Delaware corporation (“Subordinated Lender”), and LV Administrative Services, Inc., a Delaware corporation, as agent (in such capacity, “Agent”) for itself and the Purchasers from time to time party to the Securities Purchase Agreement referred to below (each, a “Lender” and, together with Agent, the “Senior Lenders” ). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Securities Purchase Agreement referred to below.

BACKGROUND

WHEREAS, it is a condition to each Lender’s providing financial accommodations to VeriChip Corporation, a Delaware corporation (the “Company”) and certain Subsidiaries of the Company pursuant to, and in accordance with, (i) that certain Securities Purchase Agreement to be dated on or about February 29, 2008 by and among the Company, certain Subsidiaries of the Company, Agent and the Purchasers party thereto (as amended, restated, modified or supplemented from time to time, the “Securities Purchase Agreement”) and (ii) the Related Agreements referred to in the Securities Purchase Agreement, that Subordinated Lender enter into this Agreement.

WHEREAS, Subordinated Lender has made loans to the Company which are secured by a lien on all assets of the Company including, without limitation, the stock of XMark Corporation owned by the Company (the “Stock”).

NOW, THEREFORE, in order to facilitate the transactions contemplated by the Securities Purchase Agreement, Subordinated Lender has agreed to enter into this Agreement and Subordinated Lender and Agent, on its own behalf and on behalf of the Senior Lenders, hereby agree as follows:

TERMS

1. All obligations of the Company and/or any of its Subsidiaries to any Senior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Senior Liabilities”. Any and all loans made by Subordinated Lender to the Company and/or any of its Subsidiaries, together with all other obligations (whether monetary or otherwise) of the Company and/or any of its Subsidiaries to Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Junior Liabilities”. Junior Liabilities shall not include any of the obligations owing by the Company to Subordinated Lender under that certain (i) Amended and Restated Supply, License, and Development Agreement dated December 27, 2005 between the Company and Subordinated Lender and (ii) Glucose Sensor Development Agreement dated as of January 1, 2008 among the Subordinated Lender, the Company and Receptors LLC. In addition, Junior Liabilities, shall exclude all rights of Subordinated Lender to receive any monies from the

Company in Subordinated Lender’s capacity as a shareholder of the Company, to the extent such payments are permitted to be paid under the terms of the Securities Purchase Agreement. It is expressly understood and agreed that the term “Senior Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of any Senior Lender, as against the Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in this Agreement or as Agent on its own behalf and on behalf of the Lenders may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities. Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability until such time as the Senior Liabilities have been indefeasibly paid in full. Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company and its Subsidiaries may make payment of account of the Junior Liabilities if such payment is occurring with the simultaneous payment in full in cash of the Senior Liabilities..

3. Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Company and/or any of its Subsidiaries (the “Subordinated Lender Liens”), to the security interests granted by the Company and/or any of its Subsidiaries to each Senior Lender in respect of the Senior Liabilities. No Senior Lender shall owe any duty to Subordinated Lender as a result of or in connection with any Subordinated Lender Liens, including without limitation, any marshalling of assets or protection of the rights or interests of Subordinated Lender. Agent, on its own behalf and on behalf of the Lenders, shall have the exclusive right to manage, perform and enforce the underlying terms of the Securities Purchase Agreement, the Related Agreements and each other document, instrument and agreement executed from time to time in connection therewith (collectively, the “Security Agreements”) relating to the assets of the Company and its Subsidiaries and to exercise and enforce its rights according to its discretion. Subordinated Lender waives all rights to affect the method or challenge the appropriateness of any action taken by any Senior Lender in connection with any Senior Lender’s enforcement of its rights under the Security Agreements. Only Agent, on its own behalf and on behalf of the Lenders, shall have the right to restrict, permit, approve or disapprove the sale, transfer or other disposition of the assets of the Company or any of its Subsidiaries. As between each Senior Lender and Subordinated Lender, the terms of this Agreement shall govern even if all or part of any Senior Lender’s liens are avoided, disallowed, set aside or otherwise invalidated.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the

Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be irrevocably paid in full before Subordinated Lender shall be entitled to receive and to retain any payment, distribution, other rights or benefits in respect of any Junior Liability. In order to enable each Senior Lender to enforce its rights hereunder in any such action or proceeding, each Senior Lender is hereby irrevocably authorized and empowered in its discretion as attorney in fact for Subordinated Lender to make and present for and on behalf of Subordinated Lender such proofs of claims against the Company and/or its Subsidiaries as Agent may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any the Senior Liabilities. In the event, prior to indefeasible payment in full of the Senior Liabilities, Subordinated Lender shall receive any payment in respect of the Junior Liabilities and/or in connection with the enforcement of Subordinated Lender’s rights and remedies against the Company and/or any of its Subsidiaries, whether arising in connection with the Junior Liabilities or otherwise, then Subordinated Lender shall forthwith deliver, or cause to be delivered, the same to Agent in precisely the form held by Subordinated Lender (except for any necessary endorsement) and until so delivered the same shall be held in trust by Subordinated Lender as the property of the Senior Lenders.

5. Subordinated Lender will mark its books and records so as to clearly indicate that its Junior Liabilities are subordinated in accordance with the terms of this Agreement. Subordinated Lender will execute such further documents or instruments and take such further action as Agent may reasonably request from time to time to carry out the intent of this Agreement.

6. Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. Subordinated Lender shall not, without the prior written consent of Agent: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability or any other right or remedies of any kind or nature whatsoever against the Company and/or any of its Subsidiaries whether in respect of the Junior Liabilities or otherwise (each an “Enforcement Action”); unless in each case (i) an event of default arising out the failure to make payment of any of the Junior Liabilities shall have occurred and be continuing (the “Subordinated Lender Default”), (ii) the Subordinated Lender shall have provided Agent written notice of each such Subordinated Lender Default and that it intends to take an Enforcement Action (each a “Subordinated Lender Enforcement Action Notice”), (iii) Agent is not pursuing any rights or remedies against the Company or any of its Subsidiaries with respect to the Senior Liabilities and (iv) a period of time of at least one hundred and eighty (180) days shall have elapsed after the receipt by Agent of the Subordinated Lender Enforcement Action Notice; provided that, notwithstanding the foregoing, the Subordinated Lender shall only be permitted to provide Agent with one Subordinated Lender Enforcement Action Notice in any three hundred and sixty-five (365) day period; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company and/or any of its Subsidiaries.

8. Agent, on its own behalf and on behalf of the Lenders, may, from time to time, at its sole discretion and without notice to Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; and (c) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property. Without the consent of Subordinated Lender, Agent or Lenders shall not (i) increase the principal amount of the Senior Liabilities to an amount in excess of the Senior Liabilities as of the date hereof plus $1,000,000; provided, however, that such limitation shall not apply to any additional fees charged by Agent of Lenders in connection with any waiver, amendment or modification to the Securities Purchase Agreement or the Related Agreements, any advances made by Agent or any Lender to preserve and protect the value of the collateral securing the Senior Liabilities or following the occurrence of an Event of Default (under and as defined in the Securities Purchase Agreement or the Related Agreements) or (ii) extend or renew for one or more periods (whether or not longer than the original period).

9. Agent, on its own behalf and on behalf of the Lenders, may, from time to time, whether before or after any discontinuance of this Agreement, without notice to Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were a Senior Lender, as applicable; provided, however, that, unless Agent on its own behalf and on behalf of the Lenders, shall otherwise consent in writing, the Senior Lenders shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lenders, as to those of the Senior Liabilities which the Senior Lenders have not assigned or transferred.

10. The Senior Lenders shall not be prejudiced in their rights under this Agreement by any act or failure to act of Subordinated Lender, or any noncompliance of Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which any Senior Lender may have or with which any Senior Lender may be charged; and no action of any Senior Lender permitted under this Agreement shall in any way affect or impair the rights of any other Senior Lender and the obligations of Subordinated Lender under this Agreement.

11. No delay on the part of any Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lenders of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon any Senior Lender except as expressly set forth in a writing duly signed and delivered by Agent on it own behalf and on behalf of the Senior

Lenders. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in paragraph 1 above, notwithstanding any right or power of Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of Subordinated Lender under this Agreement.

12. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against the Company and/or any of its Subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to the Company and/or Subsidiary shall be deemed to apply to the Company and such Subsidiary as debtor-in-possession and to a trustee for the Company and/or such Subsidiary. If the Company or any of its Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Lenders shall desire to permit the use of cash collateral or to permit or provide post-Petition financing from any Senior Lender (or an affiliate or a third party satisfactory to the Senior Lenders) to the Company or any such Subsidiary under the Code, Subordinated Lender agrees as follows: (1) adequate notice to Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if Subordinated Lender receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Lenders) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by Subordinated Lender to any such use of cash collateral or such post-Petition financing from any Senior Lender (or an affiliate of the Senior Lender).

13. This Agreement shall be binding upon Subordinated Lender and upon the heirs, legal representatives, successors and assigns of Subordinated Lender. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile or electronic copies of this Agreement bearing facsimile or electronic signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile or electronic copies were original documents bearing original signature.

14. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE SENIOR LENDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Agreement on behalf of Subordinated Lender agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15. Agent represents and warrants that it is authorized to enter into this Agreement as agent for the Senior Lenders.

16. Promptly following the payment in full in cash of the Senior Liabilities, Agent shall, upon the request of the Subordinated Lender, deliver the remainder of the collateral securing the Senior Liabilities, if any, in its possession (including the Stock) to Subordinated Lender (except as may otherwise be required by applicable law or court order). It is understood and agreed that this Section 16 is intended solely to assure continuous perfection of the liens of the Subordinated Lender, and nothing in this Section 16 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been made and delivered this 29th day of February, 2008.

APPLIED DIGITAL SOLUTIONS, INC.

By: /s/ Lorraine M. Breece

Name: Lorraine M. Breece Title: Senior Vice President and Acting Chief Financial Officer

LV ADMINISTRATIVE SERVICES, INC., as Agent

By: /s/ Scott Bluestein

Name: Scott Bluestein Title: Authorized Signatory

Acknowledged and Agreed to by:
VERICHIP CORPORATION
By:	/s/ William J. Caragol

Name: William J. Caragol Title: President and Chief Financial Officer

SIGNATURE PAGE TO SUBORDINATION AGREEMENT